                                                                     EXHIBIT 5.1

                          WALLER LANSDEN DORTCH & DAVIS
                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              Nashville City Center
                          511 Union Street, Suite 2100
                             Post Office Box 198966
                         Nashville, Tennessee 37219-8966
Facsimiles                       (615) 244-6380            809 South Main Street
(615) 244-6804                                                    P. O. Box 1035
(615) 244-5686                                           Columbia, TN 38402-1035
                                                                  (615) 388-6031

                                December 17, 1998
Board of Directors
First Farmers and Merchants Corporation
816 South Garden Street
Columbia, Tennessee 38402

                      Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         We are acting as counsel to First Farmers and Merchants Corporation, a Tennessee corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 120,000 shares of common stock (the "Shares"), $10.00 par value per share, of the Company, pursuant to the above-captioned Registration Statement (the "Registration Statement"). As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued and delivered upon payment therefor in the manner and on the terms described in or incorporated by reference into the Registration Statement (after the same is effective), will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                         Very truly yours,


                                         /s/ WALLER LANSDEN DORTCH & DAVIS, PLLC